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                                                          Exhibit 11

                                              Central Tractor Farm & Country, Inc.


                                     Statement Regarding Computation of Per Share Earnings
                                             (In thousands, except per share data)

                                                            Fiscal Year                                Thirteen Weeks Ended
                                           ------------------------------------------------  ---------------------------------------
                                                                                             January 27,   February 1,    Pro Forma
                                                                                  Pro Forma     1996          1997          1997
                                             1994          1995          1996        1996    (unaudited)   (unaudited)   (unaudited)
                                           --------      --------      --------   ---------  ---------------------------------------
Primary:
Weighted average shares
   outstanding                              7,276        10,576        10,586        10,586     10,576        10,617         10,617

Net effect of dilutive stock
    options and stock warrant
    based on treasury stock
    method                                    515           443           400           400        393           358            358
                                           ------       -------       -------       -------    -------       -------        -------
Total                                       7,791        11,019        10,986        10,986     10,969        10,975         10,975
                                           ======       =======       =======       =======    =======       =======        =======
Income from continuing
   operations                              $5,181       $ 8,185       $ 8,744       $ 1,171    $ 1,280       $ 1,141        $  (837)
Per share amount                             0.66          0.74          0.80          0.11       0.12          0.10          (0.08)
Net Income                                  1,326         5,542         8,744         1,171      1,280         1,141           (837)
Per share amount                             0.17          0.50          0.80          0.11       0.12          0.10          (0.08)

Fully diluted:
Weighted average shares
   outstanding                              7,276        10,576        10,586        10,586     10,576        10,617         10,617

Net effect of dilutive stock
   options and stock warrant -
   based on treasury stock
   method                                     515           443           400           400        393           358            358
Assumed conversion of
   7% convertible notes                        34           826           826            --        826           454             --
                                           ------       -------       -------       -------    -------       -------        -------
Total                                       7,825        11,845        11,812        10,986     11,795        11,429         10,975
                                           ======       =======       =======       =======    =======       =======        =======
Income from continuing
   operations                              $5,181       $ 8,185       $ 8,744       $ 1,171    $ 1,280       $ 1,141        $  (837)
Add 7% convertible note
   interest, net of income tax
   effect                                      28           672           672            --        168            92             --
                                           ------       -------       -------       -------    -------       -------        -------
                                           $5,209       $ 8,857       $ 9,416       $ 1,171    $ 1,448       $ 1,233        $  (837)
                                           ======       =======       =======       =======    =======       =======        =======

Per share amount                           $ 0.66(A)    $  0.75(A)    $  0.80(A)    $  0.11    $  0.12(A)    $  0.11(A)     $ (0.08)


(A)  Fully diluted earnings per share are not presented as the affect of the assumed conversion of the 7% convertible note is antidilutive or less than 3% dilutive.
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